Exhibit 99.1

ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact: Victor M. Perez, CFO 713-369-0550
Seawell to Acquire Allis-Chalmers Energy
in USD 890 Million Transaction
The acquisition combines Seawell’s leading Drilling and Well Services business with Allis-Chalmers’ Drilling, Rental and Oilfield Service offerings to create a global oilfield service company with operations in 30+ countries.
The combination spurs international growth through operational synergies and combined offerings, enabling 6,500 employees to serve the world’s leading E&P companies in the Americas, Europe, Africa, the Middle East and Southeast Asia.
HAMILTON, BERMUDA & HOUSTON, TEXAS (August 12, 2010): Seawell Limited (NOTC: SEAW) and Allis-Chalmers Energy Inc. (NYSE: ALY) today announced that their Boards of Directors have unanimously approved a definitive merger agreement providing for the acquisition of Allis-Chalmers by Seawell in a transaction valued at approximately USD 890 million (including assumed debt).
The combined company will have approximately 6,500 employees and is projected by equity research analysts to have estimated revenues of USD 1.3 billion and a contribution to capital or EBITDA of USD 195 million in 2010. The combined company will operate its Drilling and Well Services offerings with a global footprint covering more than 30 of the world’s key oil and gas regions including the US, Gulf of Mexico, Brazil, Argentina, North Sea, Middle East, Africa and Southeast Asia / Pacific.
The combined Drilling Services offering will include platform drilling, land contract drilling, modular rigs, maintenance of drilling systems, directional drilling technology, underbalanced drilling, facility engineering services, rig and riser inspections, and oilfield rentals. The company will be able to provide its customers with fully integrated drilling services, both onshore and offshore, with more than 4,000 experienced drilling crew members and senior directional drillers. The Well Services offering will include electric and mechanical wireline services, production logging services, coil tubing services, ultrasonic investigation logging services, down-hole cameras, and advanced well fishing services. The combined company has a long track record of safe and efficient operations in the North Sea, USA and South America.

Seawell’s Executive Chairman, Jorgen Peter Rasmussen, said: “We are very pleased to welcome Allis-Chalmers’ employees and management to Seawell. This is a major step in our quest to create a global first-class drilling and well services company focused on assisting our customers in producing more hydrocarbons from their existing fields. We complement each other with a much improved geographical footprint, similar focus on customers and a wider range of technology and services, which we are now able to offer to our combined customer base. We intend to build a unique and leading company in the oilfield service sector.”
Mr. Rasmussen foresees that “the merger will allow the combined company to grow the business and profitability faster than each of the companies on their own. We invite all Allis-Chalmers stakeholders to join the new combined company and participate in an exciting future as the new company will have the ambition to become one of the largest independent well services companies.”
Under the agreement, Allis-Chalmers stockholders will have the right to elect USD 4.25 in cash or 1.15 Seawell common shares for each share of Allis-Chalmers common stock, subject to proration if more than 35% of the shares elect to receive cash. Shares of Allis-Chalmers’ existing preferred stock will be treated as common stock on an as converted basis. Based on the closing price of the Seawell common shares on the NOTC on August 12, 2010, the implied acquisition price represents a 28% premium to Allis-Chalmers’ six month average stock price and a 77% premium over today’s closing price. The merger is conditioned, among other things, on the listing of Seawell on the Oslo Bors or the London Stock Exchange and Seawell raising no less than an additional USD 100 million in equity. The transaction is intended to be tax-free to stockholders of both companies for U.S. federal income tax purposes and will be accounted for as a purchase.
Upon completion of the merger, Jørgen Peter Rasmussen (51) will be the combined company’s new Chief Executive Officer and President, and a member of the Board of Directors. The new company’s Chief Operating Officer and Executive Vice President will be Thorleif Egeli (46) who is currently the Chief Executive Officer of Seawell Management AS.
Allis-Chalmers’ Chairman and Chief Executive Officer Munawar (“Micki”) H. Hidayatallah said: “We are excited by the prospects of the combination of these two companies and strongly believe that we will greatly accelerate the execution of Allis-Chalmers’ strategic objectives to access and develop new technologies, increase the products and services we offer our customers and expand our global footprint.”
The non-executive Chairman of Seawell Limited will be Saad Bargach of Lime Rock Partners and Tor Olav Trøim will continue as Vice-Chairman. Among the other Board members will be Alejandro Bulgheroni, Cecilie Fredriksen, Giovanni Dell’ Orto, and John Reynolds of Lime Rock Partners. Micki Hidayatallah will serve as a senior advisor to the new Board.

Lime Rock Partners V, L.P. (Lime Rock) has entered into an agreement with Seawell pursuant to which Lime Rock has, among other things, agreed that if it votes in favor of the merger, it will elect to receive Seawell common shares in respect of the Allis-Chalmers preferred and common stock that it holds. Pursuant to this agreement, Lime Rock has also agreed to vote its Allis-Chalmers shares against any alternative transaction for a period of nine months following any termination of the merger agreement.
Saad Bargach, Managing Director of Lime Rock Partners and proposed Chairman of the merged company, said, “Lime Rock is exceptionally enthusiastic about the merger between two great companies like Allis-Chalmers and Seawell. We believe that the combined company’s global presence, onshore and offshore expertise, differentiated technology, and exceptional management team will result in an even more effective competitor in the international oilfield service sector.”
The merger is subject to the approval of Allis-Chalmers’ stockholders as well as HSR approval, and other customary conditions. The companies anticipate that the transaction could close as soon as the end of the calendar year. Seawell and Allis-Chalmers intend to file a proxy statement / prospectus with the U.S. Securities and Exchange Commission as soon as possible.
Alpha Corporate Finance and Goldman Sachs International are acting as Seawell’s financial advisors. Seawell’s legal advisors are Skadden, Arps, Slate, Meagher & Flom LLP, and Wiersholm, Mellbye & Bech, advokatfirma AS. Andrews Kurth LLP and Thommessen are legal advisors for Allis-Chalmers. RBC Capital Markets Corporation is acting as Allis-Chalmers’ financial advisor and rendered a fairness opinion to its Board of Directors.
Web cast /Conference Call
Seawell and Allis-Chalmers have scheduled a joint web cast/conference call today to discuss the merger. The call will begin at 8:00 a.m. Eastern Time and 2:00 p.m. Central European time, on August 13, 2010.
To listen to the presentation, the following options are available:
A:Web cast
In order to listen to the presentation on web, you need to have installed windows media player and a sound card on your computer. Click here to register.
B: Conference call
To access the call, which is open to the public, please contact the conference call operator at the Participant Telephone Numbers listed below. Please call in 20 minutes prior to the scheduled start time, and ask for the “Seawell and Allis-Chalmers Conference Call.”
UK Toll +44 (0)20 7138 0826
UK Toll Free 0800 032 4094
US Toll +1 212 444 0481

US Toll Free 1866 239 0753
Norway Toll +47 2415 9756
Norway Toll Free 800 19639
Participants will have to quote the Confirmation Code 9583341 when dialing in to the conference.
A replay will be available through, September 15, 2010. Please use the Soundbyte Replay Access Numbers listed below:
Soundbyte Replay Access Number:
UK Toll +44 (0)20 7111 1244
US Toll +1 347 366 9565
Norway Toll +47 2100 0498
Participants will have to quote the Confirmation Code 9583341 and press # when dialing in to the conference.
The call and replay will also be web cast on www.seawellcorp.com and on www.alchenergy.com. Today’s news release, along with other news about Seawell and Allis-Chalmers, will be available on the Internet at www.seawellcorp.com and at www.alchenergy.com.
This press release (and all oral statements made regarding the subjects of this document, including on the conference call announced herein) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell’s and Allis-Chalmers’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers’ filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis-Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell’s website (www.seawellcorp.com) under the tab “Investors.” You may also obtain these documents, free of charge, from Allis-Chalmers’ website (www.alchenergy.com) under the tab “For Investors” and then under the heading “SEC Filings.”
Participants In The Merger Solicitation
Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers’ executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell’s executive officers and directors and Allis-Chalmers’ executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.

Use of EBITDA
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. We define EBITDA accordingly for the purposes of this press release. EBITDA, as used and defined in this press release, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA is useful to an investor in evaluating operating performance because these measures:
• are widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and
• help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results.
There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.
Contacts for Seawell
Jorgen Rasmussen, Executive Chairman Seawell Ltd., +47 51 30 80 00
Thorleif Egeli, CEO Seawell Management AS, +47 51 30 80 00
Lars Bethuelsen, CFO Seawell Management AS, +47 51 30 80 00
Contacts for Allis-Chalmers
Micki Hidayatallah, Chairman and CEO, Allis-Chalmers Energy Inc., +1.713.369.0550
Victor Perez, CFO, Allis-Chalmers Energy Inc., +1.713.369.0550
SOURCE Seawell Limited
http://www.seawellcorp.com
http://www.alchenergy.com